UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 22, 2007

Aviation Upgrade Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-27629	23-2426437
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14785 Omicron Drive, Suite 104, San Antonio, TX	78245
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (210) 677-6000
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of October 22, 2007, the Registrant filed a Certificate of Change with the Nevada Secretary of State, pursuant to Section 78.209 of the Nevada Revised Statutes (NRS), increasing the number of authorized shares of common stock from 100,000,000 to 147,397,390 and completing a 1.4739739 for one forward split of the Registrant’s shares of common stock outstanding on such date. Approval of the Registrant’s stockholders was not required to be obtained, as authorized by NRS Section 78.207, et seq. Certificates representing the additional shares of common stock will be mailed on October 26, 2007, to stockholders of record as of the record date.

A copy of the Certificate of Change is filed herewith as Exhibit 3.1.

Item 9.01 Financial Statements and Exhibits.

(a) None

(b)  None

(c) None

(d)  Exhibits

The following exhibit is filed as part of this report:

3.1 Certificate of Change, effective as of October 22, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aviation Upgrade Technologies, Inc.

Dated: October 24, 2007	By:	/s/ Alexander L. Weis
Name: Alexander L. Weis, Ph.D.
Title: Chief Executive Officer